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                                                                    EXHIBIT 10.3

                                    SOW 2 TO

                           MASTER SERVICES AGREEMENT
                         SOW FOR BROKERING OF SERVICES

         This SOW is made as of October 3, 2005 by and between Edentify, Inc., with its principal place of business at 74 West Broad Street, Suite 350, Bethlehem, Pennsylvania 18018 ("Edentify" or "Broker"), and Seisint, Inc., with its principal place of business at 6601 Park of Commerce Blvd, Boca Raton, Florida 33487 ("Seisint").

         Whereas the Parties have entered into a Master Agreement on even date herewith, into which this SOW is intended to become incorporated;

         Now, Therefore, in consideration for the terms and conditions of the Master Agreement, and for good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties agree to the following:

1. DEFINITIONS

1.1. "ACCURINT SERVICES" shall be defined as the provision of nationwide public record information, document retrieval, and related services as detailed at Seisint's web site www.accurint.com.

1.2. "APPROVED OPPORTUNITY" shall be defined as the granting in writing of approval by Seisint for Broker to pursue the sale of Seisint Services to a Prospective Customer, following submission by Broker of an Opportunity Registration Form. In a Small Organization an Approved Opportunity will be deemed to extend to the organization as a whole, while in a Large Organization an Approved Opportunity will be limited and shall only extend to the area of responsibility of Broker's Contact within the Large Organization (whether defined by division, subsidiary, product, affiliate, etc. within such organization).

1.3. "BROKER" shall be defined as an individual, company, or organization that engages in sales efforts with a Prospective Customer on behalf of Seisint in accordance with the terms and conditions of this SOW.

1.4. "BROKER'S CONTACT" shall be defined as the individual within an organization with whom Broker communicates in order to sell an Approved Opportunity the Seisint Services.

1.5. "BROKER NETWORK" shall be defined as the group of each and every Broker of the Seisint Services.

1.6. "COMMISSION" shall be defined in Section 5.4.

1.7. "LARGE ORGANIZATIONS" shall be defined as businesses, companies, entities, or other organizations that have (a) multiple subsidiaries or affiliates, (b) multiple divisions, and/or (c) multiple procurement offices/officers.

1.8. "OPPORTUNITY REGISTRATION FORM" shall be defined as the form attached hereto as Exhibit A, submitted by Broker to Seisint in order to obtain permission from Seisint to pursue a Prospective Customer.

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1.9. "PROCURING CAUSE" shall be defined as efforts undertaken by Broker to have a Prospective Customer become a Seisint Customer, which shall include, but not be limited to: (a) directing a Prospective Customer to Seisint for sale of the Seisint Services, (b) completing an Opportunity Registration Form, (c) assisting Seisint in the closing of a Seisint sale, and (d) contributing such assistance to Seisint in procuring the sale as Seisint may reasonably request from time to time.

1.10. "PROSPECTIVE CUSTOMER" shall be defined as a business, organization or other entity wherein Broker has a bona fide Broker Contact, has made initial introductions, and has a good faith belief that a sale of the Seisint Services is likely to occur.

1.11. "PROCUREMENT PERIOD" shall be defined as the period of time within which the Prospective Customer must become a Seisint Customer for Broker to be entitled to a Commission.

1.12. "QUALIFIED QUERIES" shall be defined as the type of search performed by a Seisint Customer on the Seisint system (i.e., Person Search, Business Search, Address Search, etc.) that shall entitle a Broker to earn a Commission. Qualified Queries are delineated on Exhibit B.

1.13. "QUALIFIED RECEIPTS" shall be defined as receipts by Seisint of monies derived from Qualified Queries.

1.14. "SEISINT CUSTOMER" shall be defined as a duly qualified and subscribed user of the Seisint Services.

1.15. "SEISINT SERVICES" shall be defined as the provision of nationwide public record information, document retrieval, and related services as detailed at Seisint's web site www.seisint.com.

1.16. "SMALL ORGANIZATIONS" shall be defined as businesses, companies, entities, or other organizations that do not have (a) multiple subsidiaries or affiliates,
(b) multiple divisions, or (c) multiple procurement offices/officers.

2. SCOPE OF THE AGREEMENT

Broker shall assist Seisint in selling the Seisint Services to the [GOVERNMENT] [AND] [BUSINESS] COMMUNITY[IES], and become a member of Seisint's Broker Network. At all times during the Term of this SOW, Broker shall keep Seisint reasonably informed of Broker's procurement efforts, and when applicable, prior to communicating with a Prospective Customer about material terms and conditions of such Prospective Customer becoming an Seisint Customer, Broker shall seek and receive direction and guidance from Seisint. At no time during the provision of brokerage services by Broker shall Broker offer to a Prospective Customer business terms that materially differ from the direction provided Broker by Seisint.

3. TERM

Unless earlier terminated as provided in the Master Agreement, the Term of this SOW will begin on the Effective Date and continue until December 31, 2008. The Term shall automatically renew for successive one (1) year renewal Terms unless either Party notifies the other Party in

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writing that it intends not to renew at least ninety (90) days prior to the expiration of the initial Term or any renewal Term or this SOW is otherwise terminated as provided in the Agreement.

4. LICENSE

4.1 Seisint shall provide to Broker, during the Term of the SOW, a revocable, non-exclusive license to be an authorized Broker of Seisint Services in accordance with the terms and conditions of this SOW. Broker agrees that it will not sell a competing service that is materially similar in functionality to the Seisint Services during the Term of this SOW.

4.2 Broker specifically acknowledges that the use of the Seisint Services is limited by law, including, as applicable, the Drivers Privacy Protection Act (18 U.S.C. Section 2721 et seq.), the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801 et seq.), and the Fair Credit Reporting Act (15 U.S.C. Section 1681 et seq.) ("FCRA"). Broker also acknowledges that the Accurint Services may not be used for any "permitted purpose" covered by the FCRA. Broker agrees to be bound by any and all limitations to use of the Seisint Services, and specifically, to refrain from making any misleading representations or statements regarding the permitted uses of the Seisint Services.

5. COMPENSATION

5.1 For each Prospective Customer for which Broker believes it will be the Procuring Cause (and therefore become entitled to a Commission), Broker shall submit to Seisint immediately following Broker's initial Seisint related direct communication with the Prospective Customer, a fully completed Opportunity Registration Form. Seisint shall have the right to review each of Broker's submitted Opportunity Registration Forms, and shall in Seisint's sole discretion either permit Broker to pursue the Prospective Customer, or deny Broker the right to pursue the Prospective Customer's business on behalf of Seisint. Failure by Broker to provide such notice of contacting a Prospective Customer and obtain permission from Seisint to become the Procuring Cause of such Customer may result, at Seisint's discretion, in the loss by Broker of any Commissions due and payable due to Broker's procurement efforts.

5.2 Broker shall have a thirty (30) day Procurement Period from the date of notice to Seisint to complete the sale of Seisint Services to the Prospective Customer. Failure to Procure the Prospective Customer within a Procurement Period may result, at Seisint's discretion, in the loss by Broker of a right to Commissions. Seisint may, in its reasonable discretion, extend the Procurement Period. The following factors will be considered by Seisint in evaluating whether to extend the Procurement Period:

         5.2.1 how close Broker is to closing the sale of Seisint Services to the Prospective Customer;

         5.2.2 the time, effort and monies that Broker has put forth in its procurement efforts with the Prospective Customer;

         5.2.3 the number and length of prior Procurement Period extensions granted by Seisint to Broker, if any;

         5.2.4 as based on the above indicia, the likelihood that this particular Broker will be able to consummate a deal with the Prospective Customer.

5.3 During the Procurement Period, Seisint will not engage in the solicitation of Broker's Approved Opportunity.

5.4 In any month during the Term of this SOW, for all new Seisint Customers wherein

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Broker was the Procuring Cause of a Seisint Customer, Seisint shall pay to
Broker, unless otherwise agreed between the parties in writing, twenty percent (20%) of all Qualified Receipts for Seisint Services received by Seisint within such month with respect to an Approved Opportunity by the last day of the month following the month that Seisint received such Qualified Receipts.

6. SALES, MARKETING AND CUSTOMER SUPPORT

Broker shall be responsible for all of Broker's individual activities and costs associated with prospecting sales with Prospective Customers. Seisint Customers will contract directly with Seisint, will become a customer of Seisint, and upon contracting will solely be provided customer support by Seisint. Broker agrees that for a period of six (6) months following termination or expiration of this SOW that Broker will not contact an Seisint Customer in an attempt to sell such Seisint Customer a competing product to the Seisint Services, or in any manner communicate with an Seisint Customer with the intention of interfering with Seisint's relationship with such Seisint Customer.

7. INTELLECTUAL PROPERTY

Broker acknowledges that Seisint shall retain all right, title and interest under applicable contractual, trade secret, trademark, copyright, patent and related laws in the Seisint Services, its software, databases, name and marketing materials.

8. INDEMNIFICATION

Broker shall indemnify, hold harmless and defend Seisint from claims brought by an Seisint Customer based upon false or misleading representations made to the Seisint Customer by Broker regarding the performance, uses, permitted uses, or functionality of the Seisint Services, or for breaches of this SOW. Seisint shall indemnify, hold harmless and defend Broker for claims brought by Customer due to a breach by Seisint of this SOW or any Seisint Service Agreement entered into with the Customer.

9. PUBLICITY

Broker agrees that Seisint shall have a right to approve any and all marketing materials that Broker seeks to create, distribute or use in furtherance of the brokering activities described herein, or that otherwise name Seisint or the Seisint Services in any manner whatsoever,

10. EQUAL OPPORTUNITY CERTIFICATION

Broker warrants and represents that it is an equal opportunity employer. Broker does not discriminate on the basis of race, religion, age, sex, marital status, sexual orientation, veteran status, medical condition, physical handicap or disability, or any other legally protected classification, except as may be permitted by law. Broker agrees to comply with all applicable provisions of Executive Order 11246 of September 24, 1965, the Vocational Rehabilitation Act of 1973, and the Vietnam Era Veterans Readjustment Assistance Act of 1974, as well as all applicable non-discrimination provisions of state and local law.

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11. ENTIRE AGREEMENT

This SOW, together with the Master Agreement between the Parties, constitutes the entire understanding between the Parties with respect to the subject matter hereof, and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter.

         IN WITNESS HEREOF the Parties hereto set their hands in agreement to the terms and conditions of this SOW.

SEISINT, INC.                           EDENTIFY, INC.

By:    /s/ James P. Swift               By:    /s/ Terrence DeFranco
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Name:  James P. Swift                   Name:  Terrence DeFranco
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Title: COO                              Title: CEO
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Date:  10/3/05                          Date:  10/3/05
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